UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2024

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REV Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

245 South Executive Drive, Suite 100

Milwaukee, WI 53005

(Address of principal executive offices and zip code)

(414) 290-0190

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, the Board of Directors (the “Board”) of REV Group, Inc. (the “Company”) approved the appointment of Amy A. Campbell as Senior Vice President / Chief Financial Officer of the Company (“CFO”), effective as of April 15, 2024. Upon Ms. Campbell joining the Company on April 15, 2024, Mark A. Skonieczny, who had been serving as the Company’s Interim CFO, will step down as Interim CFO and continue in his role as President and Chief Executive Officer, and Ms. Campbell will succeed Mr. Skonieczny as the Company’s Principal Financial Officer. Joseph LaDue will continue as the Company’s Chief Accounting Officer and Principal Accounting Officer, reporting to Ms. Campbell.

Prior to her appointment as CFO of the Company, Ms. Campbell, 47, previously served as the CFO of ASC Engineered Solutions from July 2021 through April 2024. From June 2019 through July 2021, Ms. Campbell served as CFO of the Commercial & Industrial Division of BrandSafway. From December 1997 through June 2019, Ms. Campbell held numerous roles at Caterpillar, Inc., including CFO of Global Aftermarket Services Division (March 2019 to June 2019), Vice President of Investor Relations (January 2016 to February 2019), Chief Audit Executive (November 2013 to January 2016) and several other divisional CFO roles (December 2010 to November 2013).

In connection with her appointment as CFO, the Company entered into an offer letter (the “Offer Letter”) with Ms. Campbell setting forth certain terms of her employment with the Company commencing April 15, 2024. The Offer Letter and Ms. Campbell’s employment thereunder may be terminated, with or without cause or notice, by the Company or by Ms. Campbell.

Under the terms of the Offer Letter, Ms. Campbell will receive an initial annual base salary of $500,000 and a one-time sign-on bonus payment of $150,000, payable within the first 45 days of employment, subject to reimbursement in the event Ms. Campbell leaves the Company within one year of her start date. In addition, Ms. Campbell will be eligible to participate in the REV Management Incentive Plan at a target level of 75% of base salary, with a maximum payout of 200% of base salary. Participation under this plan for fiscal year 2024 will be prorated based on Ms. Campbell’s start date. Ms. Campbell will also be eligible to participate in the Amended and Restated REV Group, Inc. 2016 Omnibus Incentive Plan (the “Plan”), and on April 15, 2024, the Board granted an initial restricted stock award to Ms. Campbell under the Plan equivalent to $500,000, vesting in equal installments on December 31st of each of 2024, 2025, 2026 and 2027. The share amounts for each of these awards was determined based on the Company’s average share price for the prior 30 days at the time of grant. Additional annual awards under the Plan are expected to be reviewed by the Board in December of each year and will initially be based on 100% of Ms. Campbell’s base salary, which amount may be modified higher or lower based on individual performance. Ms. Campbell will also be eligible to participate in all employee benefits plans offered to the Company’s employees generally.

The foregoing description of the Offer Letter contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter. A copy of the Offer Letter will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	REV Group, Inc. press release dated April 15, 2024
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: April 15, 2024	By:	/s/ Mark A. Skonieczny
		Name:	Mark A Skonieczny
		Title:	President and Chief Executive Officer (Principal Executive Officer)